50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775-323-1980 Fax: 775-323-2339	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702-387-6073 Fax: 702-990-3564
www.shermanhoward.com

Exhibit 5.1

December 23, 2022

Ideanomics, Inc.

1441 Broadway, Suite 5116

New York, New Your 10018

Re:	Ideanomics, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Ideanomics, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 483,016,666 shares (the “Shares”) of its common stock, $0.001 par value (the “Common Stock”) to be sold by certain stockholders (the “Selling Stockholders”) under a Registration Statement on Form S-1, as amended from time-to-time (the “Registration Statement”), under the Securities Act of 1933, as amended (“Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”).

Of the up to 483,016,666 Shares to be registered, (a) 16,350,000 Shares are issued and outstanding (the “Outstanding Shares”); (b)  up to 133,333,333 Shares (the “Conversion Shares”) are issuable to Selling Stockholders from time-to-time upon conversion of shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”); and (c) up to 333,333,333 Shares (the “Warrant Shares”) are issuable to Selling Stockholders from time-to-time upon exercise of Warrants to Purchase Common Stock (the “Warrants”).

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following (the “Documents”):

(a)the Registration Statement;

(b)the Certificate of Designation as filed with the Nevada Secretary of State authorizing the issuance of the Preferred Shares (the “Series B Certificate of Designation”);

(c)a form of the Warrants; and

December 23, 2022

(d)a Secretary’s Certificate of the Company dated the same date as this opinion letter (including the attachments thereto).

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  We have relied upon oral and written statements of representatives and officers of the Company and the certifications, representations, and warranties made with respect to such statements and in the documents we have reviewed.

In our examination, we have assumed:

(a)the legal capacity and competency of all natural persons executing the Documents;

(b) the genuineness of all signatures on the Documents;

(c)the authenticity of all Documents submitted to us as originals, and the conformity to original Documents of all Documents submitted to us as copies;

(d)that the Warrant is enforceable in accordance with its terms; and

(e)the certifications, representations, and warranties as to matters of fact set forth in the Documents and all relevant agreements that we have examined are accurate and may be relied upon by us.

Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(a)the Outstanding Shares have been duly authorized and are validly issue, fully paid, and non-assessable;

(b)the Conversation Shares have been duly authorized and upon issuance upon the conversion of the Preferred Shares in accordance with terms of the Series B Certificate of Designation, will be validly issued, fully paid, and non-assessable; and

(c)the Warrant Shares have been duly authorized and upon issuance in accordance with the terms of the Warrant, will be validly issued, fully paid, and nonassessable.

The opinions expressed in this opinion letter are limited solely to the law of the State of Nevada in effect as of the date of this opinion letter, other than the securities laws and regulations of the State of Nevada (as to which we express no opinion). The opinions expressed

December 23, 2022

herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.